UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009 (July 1, 2009)

WQN, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)

14911 Quorum Drive, Suite 140, Dallas, Texas
(Address of principal executive officers)

75254
(Zip Code)

972-361-1980
(Registrant's telephone number,
including area code)

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2009, WQN, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Blindspot Alert, Inc., a Nevada corporation (“Blindspot”) pursuant to which Blindspot agreed to acquire all of the Company’s intellectual property, products, services, assets and general intangibles related to the software program “Websafety” (the “Assets”).  As consideration for acquiring these assets, Blindspot agreed to pay the Company 27,000,000 shares of Blindspot’s common stock.  Based on the last bid price for a share of Blindspot’s common stock on July 1, 2009, the value of the 27,000,000 share is $2,700,000.  In May 2007 the Company acquire these same assets for $700,000 (which was payable in shares of the Company’s common stock).

On July 2, 2009, the Company and Blindspot closed on the transactions contemplated by the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.  The following is a summary of the material terms of each of the Purchase Agreement, and is qualified in its entirety to reference to the Purchase Agreement attached hereto.

Purchase Agreement

Pursuant to the terms of the Purchase Agreement, Blindspot acquire all of the Company’s right, title and interest in the Assets.  In consideration for the Assets Blindspot agreed that at closing it would issue to the Company 27,000,000 shares of the Company’s unregistered common stock (the “Shares”), representing approximately 45% of the outstanding shares of common stock in Blindspot after consummation of the transaction.

The transactions contemplated by the Purchase Agreement were closed on July 2, 2009, and the closing of the transactions were conditioned upon the approval of the board of directors of Blindspot.

The Purchase Agreement contains standard representations, warranties and covenants of both parties, including a representation by the Company that all of its rights in the intellectual property the Company is acquiring are valid and enforceable.  The Company has agreed that, for a period of three years after the closing of the transactions contemplated by the Purchase Agreement, it will not compete with the Company, or solicit or influence any employee, vendor or customer of the Company.  In addition, the Company has agreed that it will not, for a period of two years, contact, for the purpose of soliciting the sale of any product or service that competes with Blindspot, any individual, business, corporation or other entity that has utilized or will utilize in the next three years any of the intellectual property rights associated with the assets Blindspot is acquiring under the Purchase Agreement.

Employment Agreements

In connection with the transactions contemplated by the Purchase Agreement, each of B. Michael Adler, the Company’s Chief Executive Officer, and Russell Spiesser, the Company’s Chief Technology Officer, entered into employment agreements with Blindspot.

Mr. Adler entered into an employment agreement with Blindspot to serve as Blindspot’s Chairman of the Board of Directors.  Mr. Adler’s employment began on July 2, 2009 and ends on December 31, 2010; provided, however, that such term will be extended automatically for an additional calendar year unless either party gives sixty days prior written notice.  As consideration for serving as Blindspot’s Chairman, Mr. Adler will receive 1,500,000 shares of Blindspot’s common stock, 1,400,000 of which are subject to vesting based on Blindspot reaching specific sales goals.  In addition, upon Blindspot achieving $1,000,000 in monthly sales from multilevel marketing sales Mr. Adler will receive an annual salary of $240,000.  Mr. Adler has not resigned as Chief Executive Officer and director of the Company.

Mr. Spiesser entered into an employment agreement with Blindspot to serve as Blindspot’s Chief Techology Officer, the same position he has served for the Company since the Company acquired the Assets in May 2007.  Mr. Spiesser’s employment began on July 2, 2009 and ends on July 2, 2010; provided, however, that such term will automatically be extended for an additional year on each anniversary unless either party gives sixty days prior written notice.  As consideration for serving as Blindspot’s Chief Technology Officer, Mr. Spiesser will receive a monthly salary of $7,000 and options to acquire 400,000 shares of Blindspot’s common stock at an exercise price of $0.10 per share.  One-fifth of the options will vest on each anniversary of Mr. Spiesser’s employment date.  Effective as of July 2, 2009, Mr. Spiesser resigned as Chief Technology Officer of the Company.

In addition to the employment agreements mentioned above, effective July 2, 2009 Blindspot (i) appointed David W. Sasnett, a director of the Company, as a director of Blindspot; and (ii) hired John Williams, Chief Financial Officer of the Company, as the Treasurer and Chief Financial Officer of Blindspot.  Neither Mr. Sasnett nor Mr. Williams have resigned from their positions with the Company.

About Blindspot Alert, Inc.

Blindspot was incorporated on July 3, 2006 in the State of Nevada under the name “Promotions on Wheels Holdings, Inc.”  On December 12, 2008 they changed their name to “Blindspot Alert, Inc.”  Prior to the transactions contemplated by the Purchase Agreement, Blindspot’s main shareholder was Texas Atlantic Capital Partners, LLC, a company managed by E. Denton Jones who is also a director of Blindspot, which owns 13,800,000 shares of Blindspot’s common stock.  Mr. Jones is a director of the Company and beneficially owns 335,000 shares of common stock of the Company.

On June 30, 2008 Blindspot entered into a License Agreement with the Company pursuant to which the Company granted Blindspot the right to market and sell the Company’s WebSafety software products.  A copy of this License Agreement is attached hereto as Exhibit 10.2 for reference.  In connection with the consummation of the transactions contemplated by the Purchase Agreement, this License Agreement has been terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 2, 2009, the Company completed the transactions contemplated by the Purchase Agreement.  To the extent applicable, the information provided under Item 1.01 above is incorporated herein by reference.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent applicable, the information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Asset Purchase Agreement dated July 1, 2009 by and between the Company and Blindspot Alert, Inc.

Exhibit 10.2	License Agreement dated June 12, 2008 by and between the Company and Blindspot Alert, Inc. (f/k/a Promotions on Wheels Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009	WQN, INC.

	By:	/s/ B. Michael Adler
B. Michael Adler
Chief Executive Officer